Exhibit 99.1

Seer Reports Fourth Quarter and Full Year 2023 Financial Results
and Provides Full Year 2024 Outlook

Enhanced access to the Proteograph Product Suite and demonstrated its power with new customer data

REDWOOD CITY, Calif. February 29, 2024 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Recent Highlights

•
Achieved revenue of $4.4 million for the fourth quarter of 2023, a decrease of 4% over the fourth quarter of 2022, and $16.7 million for the full year 2023, an increase of 8% over the full year 2022
•
Shipped 23 instruments during 2023, bringing cumulative instruments shipped to 62 as of December 31, 2023
•
Expanded internationally with the addition of four new distributors and partners
•
First peer-reviewed customer publication in Nature Communications, demonstrating the power of the Proteograph in pQTL analysis
•
Launched the Protein Discovery Catalog with over 10,000 proteins across 1,900 pathways to empower researchers
•
Ended the year with approximately $373 million of cash, cash equivalents and investments

“In 2023, our customers continued to demonstrate the powerful biological insight that is uniquely possible by leveraging the Proteograph Product Suite. Recently, we saw our first customer study published in Nature Communications and we expect several more this year,” said Omid Farokhzad, Chair and CEO. “Looking ahead, we are laser focused on translating the incredible performance of our platform and the uniqueness of the data it generates into widespread commercial adoption. I continue to be confident in the substantial long-term opportunity ahead and look forward to updating on our progress throughout 2024.”

Fourth Quarter 2023 Financial Results

Revenue was $4.4 million for the three months ended December 31, 2023, a 3.6% decrease from $4.6 million for the three months ended December 31, 2022. This decrease was primarily due to a decrease in lease revenue related to SP100 instruments, partially offset by an increase in service revenue. Product revenue for the fourth quarter of 2023 was $3.0 million, including $366 thousand of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $1.1 million, including $201 thousand of related party revenue, and primarily consisted of revenue related to the Seer Technology Access Center, and grant and other revenue was $258 thousand.

Gross profit, inclusive of grant and other revenue, was $2.0 million and gross margin was 45.1% for the fourth quarter of 2023.

Operating expenses were $24.2 million for the fourth quarter of 2023, including $7.6 million of stock-based compensation, a decrease of 11% as compared to $27.2 million, including $8.2 million of stock-based compensation, for the corresponding prior year period. The decrease in expenses was primarily driven by a decrease in product development costs related to the Proteograph Product Suite, including employee compensation and other related expenses.

Net loss was $17.8 million for the fourth quarter of 2023, as compared to $22.5 million for the corresponding prior year period.

Full Year 2023 Financial Results

Revenue was $16.7 million for the year ended December 31, 2023, an 8% increase from $15.5 million for the year ended December 31, 2022. Product revenue for the full year 2023 was $12.9 million, including $4.4 million of related party revenue. Service revenue was $2.3 million, including $241 thousand of related party revenue, and grant and other revenue was $1.5 million.

Gross profit, inclusive of grant and other revenue, was $8.5 million and gross margin was 51.1% for the full year 2023.

Operating expenses were $112.0 million for the full year 2023, including $34.4 million of stock-based compensation, as compared to $104.3 million, including $33.7 million of stock-based compensation, for the corresponding prior year period.

Net loss was $86.3 million for the full year 2023, as compared to $93.0 million for the corresponding prior year period.

Cash, cash equivalents and investments were $373.1 million as of December 31, 2023.

2024 Guidance

Seer expects full year 2024 revenue to be in the range of $18 million to $20 million, representing growth of 14% at the midpoint over full year 2023.

Webcast Information

Seer will host a conference call to discuss the fourth quarter and full year 2023 financial results on Thursday, February 29, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding the Company’s expectations for future results of operations and its financial position, business strategy, customer publications and adoption and outlook for fiscal year 2024. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

Seer, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Product	$2,669	$1,431	$8,506	$8,557
Service	944	708	2,016	913
Related party	567	1,720	4,660	5,215
Grant and other	258	745	1,479	808
Total revenue	4,438	4,604	16,661	15,493
Cost of revenue:
Product	1,663	785	5,398	5,459
Service	390	446	685	495
Related party	204	624	1,430	1,989
Grant and other	180	457	642	457
Total cost of revenue	2,437	2,312	8,155	8,400
Gross profit	2,001	2,292	8,506	7,093
Operating expenses:
Research and development	11,165	12,631	53,019	45,797
Selling, general and administrative	13,068	14,612	58,950	58,531
Total operating expenses	24,233	27,243	111,969	104,328
Loss from operations	(22,232)	(24,951)	(103,463)	(97,235)
Other income (expense):
Interest income	4,720	2,498	17,764	4,602
Other expense	(287)	(73)	(578)	(333)
Total other income	4,433	2,425	17,186	4,269
Net loss	$(17,799)	$(22,526)	$(86,277)	$(92,966)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.36)	$(1.35)	$(1.49)
Weighted-average common shares outstanding, basic and diluted	64,157,125	62,805,423	63,850,490	62,433,613

Seer, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$32,499	$53,208
Short-term investments	283,725	368,031
Accounts receivable, net	4,831	4,315
Related party receivables	559	1,804
Other receivables	1,326	899
Inventory	4,491	4,627
Prepaid expenses and other current assets	3,082	2,098
Total current assets	330,513	434,982
Long-term investments	56,858	5,157
Operating lease right-of-use assets	25,177	27,003
Property and equipment, net	22,193	19,408
Restricted cash	524	524
Other assets	1,004	855
Total assets	$436,269	$487,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,370	$2,104
Accrued expenses	9,212	8,298
Deferred revenue	206	133
Operating lease liabilities, current	2,295	1,842
Other current liabilities	139	207
Total current liabilities	13,222	12,584
Operating lease liabilities, net of current portion	25,964	28,032
Other noncurrent liabilities	179	320
Total liabilities	39,365	40,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of December 31, 2023 and 2022; zero shares issued and outstanding as of December 31, 2023 and 2022	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of December 31, 2023 and 2022; 60,253,707 and 59,366,077 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of December 31, 2023 and 2022; 4,044,969 shares issued and outstanding as of December 31, 2023 and 2022	—	—
Additional paid-in capital	702,868	667,739
Accumulated other comprehensive loss	(192)	(1,251)
Accumulated deficit	(305,773)	(219,496)
Total stockholders’ equity	396,904	446,993
Total liabilities and stockholders’ equity	$436,269	$487,929